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                                                            Exhibit 10.8


                             IROQUOIS BANCORP, INC.

                        STOCK PURCHASE INCENTIVE PROGRAM


            1.   Purpose.  This Stock Purchase Incentive Program ("Plan")
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  adopted by Iroquois Bancorp, Inc. is to encourage a sense of proprietorship and loyalty on the part of directors and officers of the Corporation and its subsidiaries by providing reimbursement to such persons for purchases of the Company's Common Stock, which benefits the Company by increasing their interest in the growth of the Company and its financial success.

            2.   Administration of Plan.  The Plan shall be administered by and
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  under the direction of the Chief Financial Officer of the Company, subject to the terms and conditions hereof. The interpretation and construction of any provision of the Plan shall be determined conclusively by the board of directors of the Company.

            3.   Eligibility.  Participation in the Plan shall be limited to
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  directors and executive officers of the Company and of any financial institution subsidiary of the Company, provided that any such director or executive officer who serves more than one entity in the holding company organization may participate only to the extent of one affiliation.

            4.   Participation.  Participation in the Plan will be on an annual
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  basis, such that each participant must be eligible on January 1 of any calendar year in which such person participates. Participation is entirely voluntary and any person eligible may join or withdraw from the Plan at any time by providing notice to the Company's Chief Financial Officer as Administrator of the Plan.

            5.   (a)  Incentive Payments.  The Company, itself or through any
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  subsidiary financial institution, will make incentive payments  to eligible individuals by providing reimbursement for the purchase of Common Stock of the Company by the participant in amounts up to $5,000 per year, with an aggregate reimbursement limit of $50,000. Reimbursement may be used for both stock purchase price and brokers' commissions or other transaction expenses.

            (b) Reimbursement Carryforward.  Each participant may purchase more
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  than $5,000 of the Company's Common Stock in any one fiscal year and carryforward that excess for purposes of reimbursement in succeeding years up to the maximum aggregate reimbursement.

            (c) Purchases Eligible for Reimbursement.  A purchase of Common
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  Stock qualifies for reimbursement under the program if the purchase is effected in one of two ways: (1) as newly issued Common Stock in a stock offering to the public; or (2) as a purchase of
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  additional Common Stock through the Company's Dividend Reinvestment Plan.
  Participants must notify the Company's Chief Financial Officer of any purchase to be covered by Plan reimbursement and must provide satisfactory
  documentation to evidence the purchase.   To be eligible for reimbursement,
  any purchase must be reflected by the issuance of a certificate for such Common Stock in the name of the eligible participant under the Program, in the name of a trustee designating the eligible participant as beneficiary pursuant to an individual retirement account (IRA) or other similar pension plan subject to the Employee Retirement Security Act of 1974, or in such other form as to evidence ownership of the Common Stock by the eligible participant.

            6.   Reimbursement Procedures.  Reimbursement for new qualifying
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  purchases is made once, at the end of the fiscal year.  Reimbursement will also be made in January of each fiscal year to any participant for any amount being carried forward from the previous fiscal year, up to the maximum annual limitation of $5,000. If a participant receives less than $5,000 of carryforward reimbursement in January, and makes additional qualifying purchases during the calendar year, the participant will be reimbursed again at the end of the fiscal year for such additional purchases up to the $5,000 aggregate maximum reimbursement for the year. Reimbursement will be in the form of a check issued by the Company or any subsidiary financial institution with which the participant is affiliated.

            7.   Recordkeeping.  All books and records pertaining to the Plan
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  will be maintained by or at the direction of the Chief Financial Officer of the Company as Administrator of the Plan. Each participant in the Plan will receive an annual statement reflecting all purchases and/or reimbursement with respect to that person's participation during the calendar year, including the carryforward balance if applicable.

            8.   Change of Control.  In the event of a change of control of the
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  Company's Common Stock, all participants who have unreimbursed qualifying purchases or a carryforward balance at the time the change of control occurs shall be entitled to receive a lump sum payment equal to the unreimbursed amounts and carryforward balance, provided that such amount added to prior payments under the Plan may not exceed the aggregate maximum reimbursement under the Plan of $50,000. A change of control for purposes of this paragraph shall be deemed to occur if any person or group or entity becomes the beneficial owner of 25% or more of the issued and outstanding Common Stock of the Company.

            9.   Death or Termination of Employment.  In the event of the death
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  of a participant or the termination of a participant's employment for any reason other than for cause, the participant or the participant's estate shall be entitled to receive payment of any unreimbursed qualifying purchases in participant's account under the Plan that would have been payable at the end of the year if death or termination had not occurred. Eligibility for any further participation terminates, any carryforward balance is cancelled, and neither participant nor participant's estate shall be entitled to any reimbursement in excess of the $5,000 payable during the year of
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  death or termination.  Any participant who is terminated for cause from employment or removed for cause from the board of directors shall not be entitled to any further reimbursement under the Plan under any circumstances.

            10.  Amendment and Termination of Plan.  The board of directors of
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  the Company may at any time in its sole discretion terminate the Plan or make such amendment of the Plan as it may deem proper and in the best interests of the Company or any subsidiary, in each case without the consent of any participant or any subsidiary.